Exhibit 99.3

HEARTLAND GROUP, LLC AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

HEARTLAND GROUP, LLC AND SUBSIDIARIES
Farmland, Indiana

CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2014 and 2013

Members
Heartland Group, LLC and Subsidiaries
Farmland, Indiana

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Heartland Group, LLC and Subsidiaries, which comprise the consolidated balance sheets as of December 31, 2014 and 2013, and the related consolidated statements of comprehensive income, changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor's Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Heartland Group, LLC and Subsidiaries as of December 31, 2014 and 2013, and the results of their operations and their cash flows the years then ended in accordance with accounting principles generally accepted in the United States of America.

Crowe Horwath LLP

Elkhart, Indiana
March 26, 2015

HEARTLAND GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME Years ended December 31, 2014 and 2013

	2014	2013
Revenues
Rides	$74,483,939	$71,598,564
Concessions	18,316,929	18,392,816
Other	1,737,542	1,315,846
Sales tax	(1,594,538)	(1,476,875)
Total revenues	92,943,872	89,830,351

Operating expenses
Direct operating expenses	49,511,555	48,159,118
Salaries, wages and benefits	26,446,711	25,672,358
General and administrative	5,991,978	5,912,621
Depreciation and amortization	4,708,048	4,421,264
	86,658,292	84,165,361

Income before other income (expense) and income taxes	6,285,580	5,664,990

Other income (expense)
Interest expense	(949,420)	(1,115,024)
Gain on sale of assets	16,003	1,213
Foreign currency exchange gain	307,049	765,921
Total other income (expense)	(626,368)	(347,890)

Income before income taxes	5,659,212	5,317,100

Provision for income taxes (Note 2)	1,388,958	1,494,320

Net income	4,270,254	3,822,780

Less: Net income attributable to non‑controlling interest	(70,478)	(70,562)

Net income attributable to Heartland Group, LLC and Subsidiaries	4,199,776	3,752,218

Other comprehensive loss
Currency translation adjustment wholly attributable to Heartland Group, LLC and Subsidiaries	(937,930)	(597,746)

Comprehensive income attributable to Heartland Group, LLC and Subsidiaries	$3,261,846	$3,154,472

See accompanying notes to consolidated financial statements.
2.

1.

HEARTLAND GROUP, LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS Years ended December 31, 2014 and 2013

	2014	2013
ASSETS
Current assets
Cash	$3,791,820	$1,012,825
Prepaid expenses and other current assets	1,098,678	1,573,695
Total current assets	4,890,498	2,586,520

Property and equipment, net (Note 3)	34,366,514	34,193,354

Intangible assets, net (Note 4)	2,667,815	2,907,455
Restricted cash	70,034	132,538
	2,737,849	3,039,993

	$41,994,861	$39,819,867

LIABILITIES AND EQUITY
Current liabilities
Current maturities of long‑term debt (Note 7)	$975,467	$480,187
Accrued payroll and related liabilities	317,386	511,875
Accounts payable	1,542,095	297,113
Other current liabilities	436,562	682,499
Taxes payable	165,945	92,412
Total current liabilities	3,437,455	2,064,086

Long‑term debt (Note 7)	13,722,400	16,150,944
Deferred income taxes (Note 2)	1,067,273	294,428
Total long‑term liabilities	14,789,673	16,445,372

Equity
Members' Equity of Heartland Group, LLC and Subsidiaries
Members' equity	26,099,177	22,699,401
Accumulated other comprehensive loss	(2,322,098)	(1,384,168)
Total members' equity of Heartland Group, LLC and Subsidiaries	23,777,079	21,315,233
Noncontrolling interest	(9,346)	(4,824)
Total equity	23,767,733	21,310,409

	$41,994,861	$39,819,867

See accompanying notes to consolidated financial statements.
3.

1.

HEARTLAND GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY Years ended December 31, 2014 and 2013

	Members' Equity	Accumulated Other Comprehensive Loss	Noncontrolling Interest	Total Equity

Balances at January 1, 2013	$20,147,183	$(786,422)	$(386)	$19,360,375

Net income	3,752,218	—	70,562	3,822,780

Foreign currency translation adjustment	—	(597,746)	—	(597,746)

Cash dividends paid	(1,200,000)	—	(75,000)	(1,275,000)

Balances at December 31, 2013	22,699,401	(1,384,168)	(4,824)	21,310,409

Net income	4,199,776	—	70,478	4,270,254

Foreign currency translation adjustment	—	(937,930)	—	(937,930)

Cash dividends paid	(800,000)	—	(75,000)	(875,000)

Balances at December 31, 2014	$26,099,177	$(2,322,098)	$(9,346)	$23,767,733

See accompanying notes to consolidated financial statements.
4.

1.

HEARTLAND GROUP, LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTES IF CASH FLOWS Years ended December 31, 2014 and 2013

	2014	2013
Cash flows from operating activities
Net income	$4,270,254	$3,822,780
Adjustments to reconcile net income to net cash from operating activities
Depreciation and amortization	4,708,048	4,421,264
Gain on sale of assets	(16,003)	(1,213)
Foreign currency exchange gain	(307,049)	(765,921)
Deferred taxes	284,994	160,565
Changes in assets and liabilities
Prepaid expenses and other current assets	475,017	(450,701)
Accrued payroll and related liabilities	(194,489)	(313,021)
Accounts payable	1,244,982	(182,308)
Other current liabilities	(245,937)	(132,088)
Taxes payable	73,533	(451,295)
Net cash from operating activities	10,293,350	6,108,062

Cash flows from investing activities
Restricted cash	62,504	528,961
Purchase of property and equipment	(4,717,981)	(2,306,100)
Proceeds from sale of property and equipment	87,700	13,000
Net cash from investing activities	(4,567,777)	(1,764,139)

Cash flows from financing activities
Borrowings on line of credit	12,100,000	7,100,000
Principal payments on line of credit	(12,100,000)	(7,100,000)
Borrowings on long‑term debt	2,500,000	—
Principal payments on long‑term debt	(4,433,264)	(3,750,110)
Cash dividends paid	(875,000)	(1,275,000)
Net cash from financing activities	(2,808,264)	(5,025,110)

Effect of exchange rate changes on cash	(138,314)	22,987

Net change in cash	2,778,995	(658,200)

Cash at beginning of year	1,012,825	1,671,025

Cash at end of year	$3,791,820	$1,012,825

Supplemental disclosures of cash flow information
Cash paid during the year for:
Interest	$252,630	$1,115,024
Income taxes	549,761	1,702,066

See accompanying notes to consolidated financial statements.
5.

1.

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

NOTE 1 - NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Basis of Consolidation: These consolidated financial statements include the activity of Heartland Group, LLC and its wholly owned subsidiary, North American Midway Entertainment, LLC (NAME) (collectively, the "Company"). All intercompany accounts and transactions have been eliminated.

Operations: Heartland Group, LLC was formed on April 5, 2010 as a Delaware limited liability company and has a perpetual term. Each member's liability is limited to their capital contributions. Heartland Group, LLC is a holding company, which acquired North American Midway Entertainment, LLC and its majority owned subsidiaries on December 20, 2010. North American Midway Entertainment, LLC (NAME) is an outdoor/park entertainment company. NAME has a 51% interest in Hollywood Attractions, the 49% interest has been classified as a noncontrolling interest. NAME is organized in the state of Delaware as a limited liability company and has a perpetual term. Each member's liability is limited to their capital contributions. NAME operates midways, where amusement rides, games, food, and beverage concessions are located, at state, county and provincial fairs, which are generally one of the main attractions at the event. NAME provides rides, games, food, concessions, exhibits and ticket booths to the fairs. Additionally, NAME is responsible for the design and layout of the midway area as well as transporting and setting up the rides and hiring and training of staff.

Cash: The Company is exposed to credit and market risk since its cash is concentrated with its principal financial institution and, at times, may be in amounts in excess of federally insured limits.

Restricted Cash: Restricted cash consists of a cash deposit on account with JPMorgan Chase Bank serving as collateral for a letter of credit for the benefit of ACE American Insurance Company. During 2014, ACE American Insurance Company approved an additional amendment reducing the letter of credit amount from $132,538 to $70,000. In turn, JPMorgan Chase released $62,538 of the restricted cash collateral to the Company.

Revenue Recognition: Ride revenue is recorded and earned as tickets and wristbands are used by customers. Advance sales are deferred and recorded when redeemed at the event or by the end of the event if not redeemed. All tickets are paid for by cash or credit card and customers do not have a right of refund.

The Company earns concession income from various food and game operators who lease space at the fairs/carnivals from the Company. The Company agrees to arrangements with the food/game operator before the fair and the lessee pays rent based on either the square footage used or as a percentage of the gross revenue earned by the lessee. The rates vary depending on the location/event and the Company records its share of revenue daily.

With respect to Company‑owned concessions (food, games and merchandise), revenue is recorded and recognized at point of sale.

Sales taxes collected from customers and remitted to governmental authorities are accounted for on a net basis and, therefore, are excluded from revenues in the consolidated statements of comprehensive income.

Property, Equipment and Depreciation: Property and equipment are stated at cost. Depreciation is computed by the straight‑line method over the following estimated useful lives:

Midway rides	5 ‑ 20 years
Auxiliary equipment	3 ‑ 10 years
Other	3 ‑ 10 years

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

Income Taxes: Heartland Group, LLC and Subsidiaries, other than its foreign subsidiary, are not generally subject to corporate income taxes. Instead, the members of the Company report their proportionate share of the Company's taxable income or loss on their income tax returns. Income tax expense for each period includes taxes currently payable plus the change in deferred tax assets and liabilities. Deferred income taxes are provided for temporary differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws governing periods in which the differences are expected to reverse. The Company evaluates the realizability of the deferred tax assets and provides a valuation allowance for amounts that management does not believe are more likely than not to be recoverable.

A tax position is recognized as a benefit only if it is “more likely than not" that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

A subsidiary of the Company is subject to Canadian income tax. The subsidiary is no longer subject to examination by Canadian taxing authorities for years before 2011. The Company does not expect the total amount of unrecognized tax benefits to significantly change in the next 12 months.

The Company recognizes interest and/or penalties related to income tax matters in income tax expense. The Company did not have any amounts accrued for interest and penalties at December 31, 2014 and 2013, and for the years then ended.

Concentrations: The Company operates in the United States and Canada. At December 31, 2014 net assets in the United States and Canada were $17,569,274 and $6,198,459, respectively. At December 31, 2013, net assets in the United States and Canada were $13,824,466 and $7,485,943, respectively. For the year ended December 31, 2014, results from Canadian operations included revenues of $28,625,538 and net earnings after tax of $3,545,445. For the year ended December 31, 2013, results from Canadian operations included revenues of $28,695,170 and net earnings after tax of $3,612,020.

Advertising and Promotion Costs: The Company expenses advertising costs as incurred. Advertising costs for the years ended December 31, 2014 and 2013 were $418,143 and $470,606, respectively.

Use of Estimates in the Preparation of Financial Statements: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying footnotes. Significant estimates include economic lives of property and equipment and intangible assets, the valuation of deferred tax assets, income tax uncertainties, and reserves for contingencies. Actual results could differ from those estimates.

Currency Translation: North American Midway Entertainment ‑ Canada Co., a wholly owned Canadian subsidiary, uses the Canadian dollar as its functional currency. Assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date and gains and losses from this translation process are recorded as a component of other comprehensive income or loss. Revenues and expenses are translated into U.S. dollar using the average exchange rate for the period.

The Company and its U.S. subsidiaries enter into transactions with its Canadian subsidiary. Due to fluctuations in the value of the Canadian dollar during 2014 and 2013, the Company reported $307,049 and $765,921 foreign currency exchange gains resulting primarily from intercompany transactions between its Canadian subsidiary and its U.S. subsidiaries, respectively.

Comprehensive Income: Comprehensive income consists of net income and other comprehensive loss. Other comprehensive loss includes foreign currency translation adjustments which are also recognized as separate component of members' equity.

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

Intangible Assets: Intangible assets consist of customer relationships with various fairs and exhibitions. These customer relationships are initially recorded at fair value in accordance with FASB ASC Topic 805, Business Combinations, and amortized on a straight‑line basis over an estimated useful life of 15 years. Management reviews intangible assets subject to amortization for impairment on an annual basis in accordance with FASB ASC Topic 360‑10‑35, Impairment of Long‑Lived Assets. At December 31, 2014 and 2013, management's review had not identified any impairment of intangible assets.

Subsequent Events: Management has performed an analysis of the activities and transactions subsequent to December 31, 2014 to determine the need for any adjustments to and or disclosures within the financial statements for the year ended December 31, 2014. Management has performed their analysis through March 26, 2015, the date the financial statements were available to be issued.

NOTE 2 - INCOME TAXES

Heartland Group, LLC and Subsidiaries, other than its Canadian subsidiary, are generally not subject to corporate income taxes. As such, the Company does not directly pay corporate income taxes. Other than with respect to the Canadian subsidiary, the Company's taxable income is includable in the income tax returns of each of the Company's members. The Company's tax rate differs from statutory rates primarily due to being structured as a limited liability company, which is a pass‑through entity for United States income tax purposes, while its Canadian subsidiary is a taxable entity in Canadian jurisdictions.

The provision for income taxes for the years ended December 31, 2014 and 2013 consists of the following:

	2014	2013
Current Canadian	$1,103,964	$1,333,755
Deferred income taxes	284,994	160,565
	$1,388,958	$1,494,320

The deferred tax assets and liabilities as of December 31, 2014 and 2013 are as follows:

	2014	2013
Deferred tax liabilities	$1,148,988	$963,551
Deferred tax assets	81,715	669,123

No valuation allowance was provided on deferred tax assets at December 31, 2014. Management believes the realization of the deferred tax assets is more likely than not based on the expectation that the Company will generate the necessary taxable income in future periods.

The deferred tax liabilities related to temporary differences between the tax basis and financial reporting basis of property and equipment, intangible assets and foreign currency transaction gains and losses. The deferred tax assets related primarily to capital loss carryforwards, which have no expiration.

NOTE 3 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2014 and 2013 consists of the following.

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

	2014	2013
Rides	$31,550,542	$29,043,142
Auxiliary equipment	15,360,899	14,374,469
Other equipment	1,938,875	1,840,652
Rides in process	1,184,699	172,035
	50,035,015	45,430,298
Accumulated depreciation	(15,668,501)	(11,236,944)
	$34,366,514	$34,193,354

Depreciation expense for the years ended December 31, 2014 and 2013 was $4,473,124 and $4,175,956, respectively.

NOTE 4 - INTANGIBLE ASSETS

The Company's intangible assets consist of customer relationships. The customer relationships are being amortized over 15 years.

	2014	2013
Intangible assets acquired in business combination	$3,646,006	$3,646,006
Accumulated amortization	(978,191)	(738,551)
	$2,667,815	$2,907,455

Amortization expense for the year ended December 31, 2014 and 2013 amounted to $234,924 and $245,308, respectively.

Amortization expense over the life of the intangible assets is as follows:

2015	$235,928
2016	235,928
2017	235,928
2018	235,928
2019	235,928
Thereafter	1,488,175
$2,667,815

NOTE 5 - OPERATING LEASE COMMITMENTS

The Company leases office space and certain shop space under various operating leases from related and unrelated parties. Minimum annual lease commitments for the years subsequent to 2014 are as follows:

	Related Parties	Non‑Related Parties	Total
2015	$206,900	$7,970	$214,870
2016	168,400	—	168,400
2017	168,400	—	168,400
2018	168,400	—	168,400
2019	168,400	—	168,400
Total	$880,500	$7,970	$888,470

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

Total lease expense for the years ended December 31, 2014 and 2013 was $573,098 and $530,577, respectively. Related party lease expense for the years ended December 31, 2014 and 2013 was $216,400 and $176,400, respectively.

NOTE 6 - NOTES PAYABLE

As of December 31, 2014 and 2013, the Company had a $5,500,000 line of credit with State Bank of Davis, bearing interest at 4.00% and expiring on April 10, 2015.

As of December 31, 2014, the Company had a $2,000,000 line of credit with State Bank of Davis, bearing interest at 4.00%, which expired on February 28, 2015.

The line of credit agreements contains various covenants which are described in Note 7. Outstanding borrowings are guaranteed by members and secured by substantially all assets of the Company.

There were no outstanding borrowings on the lines of credit at December 31, 2014 and 2013.

NOTE 7 - LONG‑TERM DEBT

The following long‑term debt was outstanding as of December 31, 2014 and 2013

	2014	2013
4.90% note payable to State Bank of Davis; due in annual installments of $3,600,276 including interest through the maturity date of January 5, 2018, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	$8,826,668	$11,846,668
Variable rate note payable to State Bank of Davis; the note bears interest at rate of 4.90% until the first scheduled rate change at February 1, 2018; the variable interest rate will be based on the Wall Street Journal Prime Rate plus 1% subject to a minimum rate of 4.90%; due in annual installments of $556,256 including interest through the maturity date of January 5, 2021, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	2,318,774	2,738,774
4.50% note payable to State Bank of Davis; due in annual installments of $561,712 including interest through September 30, 2018, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	1,992,038	-
4.50% note payable to State Bank of Davis; due in annual installments of $581,818 including interest through the maturity date of August 10, 2017, at which time remaining unpaid balance is due; guaranteed by members and secured by substantially all assets of the Company.	1,560,387	2,045,689
	14,697,867	16,631,131
Current maturities	(975,467)	(480,187)

	$13,722,400	$16,150,944

The required maturities for 2015 decreased due to payments made during 2014. Maturities of long‑term debt for the next five years are as follows:

HEARTLAND GROUP, LLC AND SUBSIDIARIES NOTES TO CONSOLIDATED FINANCIAL STATEMENTS December 31, 2014 and 2013

2015	$975,467
2016	4,632,846
2017	4,794,127
2018	3,353,259
2019	510,141

The loan agreements above, as well as the line of credit agreements in Note 6, require the Company to meet certain affirmative and negative covenants, which include certain restrictions on future indebtedness, capital expenditures and dividend payments, as well as meeting certain interest‑coverage and leverage ratios. The Company has met all required financial covenants as of December 31, 2014.

NOTE 8 - COMMITTEE FEES

The Company is party to various contracts granting the Company the right to operate and manage the midway for certain fairs and exhibitions.

These contracts provide that the Company shall pay fees for its rights. The majority of fees are computed based on gross receipts earned in the contractual operations, and generally range from 25% to 50%, varying from contract to contract. Some of the contracts require fixed fees. Most contracts require that the Company maintain specific amounts of insurance and that the Company indemnify the fair against any and all actions arising out of operations under the agreement. Committee fees are included in direct operating expenses in the consolidated statements of comprehensive income.

NOTE 9 - COMMITMENTS AND CONTINGENCIES

The Company is the defendant in certain litigation arising in the ordinary course of business. In the opinion of management and outside legal counsel, such items are adequately covered by insurance or have been adequately provided for in the financial statements and will not have a material impact on the financial position of the Company.